UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 2, 2005

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 2 and 3, 2005, officers of Duquesne Light Holdings, Inc. will be meeting with members of the investment community at the Goldman Sachs Power & Utility Conference in Las Vegas, Nevada. The officers will reaffirm Holdings’ earnings guidance of $95 million to $100 million, or $1.22 to $1.29 per share, from continuing operations, as set forth in the following table:

2005 Earnings Detail

($ in Millions)

Subsidiary	Range			Segment	Range
Duquesne Light Company Transmission and Distribution	$35	-	$38	Duquesne Light Company Transmission and Distribution	$35	-	$38
POLR/Supply	27	-	29	POLR/Supply	27	-	29
				Complementary Businesses
DQE Financial	26	-	27	Synfuel Operations	28	-	29
Duquesne Energy Solutions	19	-	20	Landfill Gas	13	-	14
DQE Communications	2	-	3	Communications	2	-	3
				Other	4	-	4
Parent/Other Subsidiaries	(14)	-	(17)	Parent/Other Subsidiaries	(14)	-	(17)

TOTAL	$95	-	$100	TOTAL	$95	-	$100

This earnings guidance reflects certain nonrecurring items from the first quarter, specifically, a $2.4 million after tax gain related to an interest rate lock, and a $4.6 million after tax gain from the sale of an investment in a natural gas partnership investment, reduced by an approximate $2 million of earnings that this partnership investment was expected to provide during 2005. This guidance does not include the impact of an after tax $8.3 million fair value increase, related to mark-to-market energy supply contracts, recorded during the first quarter of 2005 because a large portion is expected to reverse during the year. Absent the impact of these first-quarter items, Holdings’ guidance has not changed from previous guidance of $90 million to $95 million, or $1.16 to $1.22 per share, from continuing operations. Projected 2005 earnings per share amounts are based on 77.6 million of average shares of common stock outstanding.

This earnings guidance contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below.

•	Cash flow, earnings, earnings growth, capitalization, capital expenditures and dividends will depend on the performance of Holdings’ subsidiaries, and board policy.

•	Demand for and pricing of electricity and landfill gas, changing market conditions, and weather conditions could affect earnings levels.

•	Duquesne Light’s earnings will be affected by the number of customers who choose to receive electric generation through POLR III, by our ability to negotiate appropriate terms with suitable generation suppliers, and by the performance of these suppliers.

•	Projected POLR supply requirements will depend on POLR customer retention, which in turn may depend on market generation prices, as well as the marketing efforts of competing generation suppliers.

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•	Transmission and distribution rate base and earnings will depend on the ultimate structure of our rate cases, which in turn will be subject to PUC and FERC review and approval. Earnings will also be affected by rate base, equity and allowed return levels.

•	Regional transmission organization (RTO) rules and FERC-mandated transmission charges could affect earnings.

•	Changes in electric energy prices could affect earnings as the recorded value of our mark-to-market energy commodity contracts fluctuates.

•	The amount and timing of any debt reduction or refinancing will depend on the availability of cash flows and appropriate replacement or refinancing vehicles.

•	The amount and timing of any securities issuance (debt or equity) will depend on financial market performance.

•	The credit ratings received from the rating agencies could affect the cost of borrowing, access to capital markets and liquidity.

•	Customer energy demand, fuel costs and plant operations could affect Duquesne Energy Solutions’ earnings.

•	Competition, operating costs and gas prices could affect earnings and expansion plans in our landfill gas business.

•	The outcome of the shareholder litigation initiated against Holdings may affect performance.

•	Earnings with respect to synthetic fuel operations, landfill gas and affordable housing investments will depend, in part, on the continued availability of, and compliance with the requirements for, applicable federal tax credits.

•	Demand for dark fiber will affect DQE Communications’ earnings.

•	The final resolution of proposed adjustments regarding state income tax liabilities (which could depend on negotiations with the appropriate authorities) could affect financial position, earnings, and cash flows.

•	Overall performance by Holdings and its affiliates could be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services and prices, as well as the factors discussed in Duquesne Light Holdings’ SEC filings made to date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date June 2, 2005	/s/ Stevan R. Schott
(Signature)
Stevan R. Schott
Senior Vice President and Chief Financial Officer

Duquesne Light Company
(Registrant)

Date June 2, 2005	/s/ Stevan R. Schott
(Signature)
Stevan R. Schott
Senior Vice President and Chief Financial Officer

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